Exhibit 99.1

PAINCARE DOUBLES REVENUE AND ACHIEVES

72% INCREASE IN NET INCOME IN 2003

Company Notes Operational and Financial Expectations

For 2004: On Track To Achieve Another Record Year

ORLANDO, FL – (PR NEWSWIRE) – March 22, 2004 – PainCare Holdings, Inc. (AMEX:PRZ) today reported its financial results for the fiscal year ended December 31, 2003.

Fiscal Year 2003 Financial Performance Highlights When Compared To Fiscal Year 2002:

•	Revenues increased 100% to $14,980,867 from $7,497,942.

•	Operating Income more than doubled to $2,325,567 from $1,124,028.

•	Net Income rose 72% to $1,212,906 or $0.06 basic earnings per share, from $705,034, or $.07 basic earnings per share.

•	On a pro forma basis, assuming all acquisitions completed throughout 2003 had been consummated at the beginning of the year, revenue for the year would have been $24,161,734, operating income would have been $8,368,448 and net income would have been $4,739,602, or $.20 basic earnings per share.

As of December 31, 2003, the Company had approximately $13 million in cash and receivables and stockholders’ equity of approximately $23.4 million.

Operational Highlights for 2003:

•	The Company was approved for listing on the American Stock Exchange;

•	PainCare completed six acquisitions during fiscal year 2003:

•	Medical Rehabilitation Specialists, an established physiatry and pain management located in Tallahassee, Florida, led by Kirk Mauro, M.D., one of the country’s leading physiatrists;

•	Associated Physicians Group, a fully integrated pain management group practice serving the St. Louis Metro-East market;

•	Spine and Pain Center, a pain management practice located in Bismarck, North Dakota that specializes in the delivery of physical medicine, pain management and orthopedic rehabilitation since being established in 1996 by Dr. Michael Martire.

•	Health Care Center of Tampa, a pain management practice located in Tampa, Florida, led by Dr. Saqib Bashir Khan, one of the nation’s first physicians trained and Board Certified in pain management, anesthesiology and orthopedic rehabilitation.

•	Bone & Joint Surgical Clinic, a orthopedic surgery practice specializing in the prevention, diagnosis and treatment of disorders of the musculoskeletal system, led by Dr. Christopher E. Cenac, a board certified orthopedic surgeon; and

•	Dr. Kenneth M. Alo, P.A., a Houston-based pain management practice led by Dr. Kenneth Alo, a globally renowned leader in interventional pain management.

•	PainCare successfully raised $10 million from institutional investors in December 2003, and subsequently completed an additional $5 million equity raise from another fund, who has conditionally committed up to $15 million in additional capital to the Company.

•	The Company increased the number of its proprietary MedX-Direct turnkey rehabilitation programs deployed or in deployment from 12 at the end of 2002 to 27 by year end 2003, and subsequently introduced its new EDX-Direct (electro-diagnostic) program, currently being marketed to physicians nationwide.

Randy Lubinsky, Chief Executive of PainCare, noted, “2003 can be characterized as a year of exciting growth and market emergence for PainCare. At the onset of 2003, our primary growth objectives for the year were focused on acquiring three profitable practices within our target disciplines: pain management, orthopedic rehab and minimally invasive spine surgery – we completed six; and expanding our MedX-Direct program with the addition of 15 sites – we achieved this. While we were hopeful to have raised necessary growth capital earlier than December to effect sooner closings on several acquisitions, we also believe that our prudence and patience resulted in PainCare attracting world class funds as strategic financing partners.”

“Looking ahead, PainCare will concentrate on leveraging our cadre of globally respected and renowned pain care specialists, our innovative and proprietary revenue-sharing programs, and our financial strength to pursue even more ambitious growth and greater profitability,” added Lubinsky.

2004 Financial and Operational Outlook for PainCare

•	PainCare expects to achieve annual revenue of approximately $36 million, operating income of $16 million and net income of $9 million, or $.30 basic earnings per share, in 2004;

•	The Company intends to establish a minimum of two ambulatory surgery centers;

•	Acquisitions of profitable physician and group practices will continue to be a focus for PainCare; the Company plans to acquire six additional practices by year end; and

•	Marketing emphasis on PainCare’s recently introduced EDX-Direct program and its successful MedX-Direct program is expected to yield an additional 18 new sites in 2004.

Chief Financial Officer Mark Szporka stated, “In formulating our outlook for 2004, we determined that full integration of the practices we’ve acquired, coupled with our strategic growth objectives, PainCare is firmly on track to perpetuate record-breaking increases across most of the key financial metrics. The investments we made in 2003 to establish our growth-focused infrastructure has provided for us to now dedicate our attention to building significant market share. Noted by Corporate Acquisitions as ‘the most acquisitive company in the healthcare industry for deals below $250 million,’ PainCare is proving that its model works.”

“When we first became a public company in late 2002, we had a goal of achieving revenues of $45 million in five years time. It appears that we are on track to achieve that objective well ahead of plan,” concluded Szporka.

The Company will host a teleconference this afternoon beginning at 4:15 PM Eastern Standard Time, and invites all interested parties to join management in a discussion regarding the Company’s year-end financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 800-218-0204 or via live webcast by visiting www.paincareinc.com.

- FINANCIAL CHARTS TO FOLLOW –

PAINCARE HOLDINGS, INC.

Consolidated Statements of Operations

Years ended December 31, 2003 and 2002

	2003	2002
Revenues:
Patient Services	$8,047,792	$4,522,987
Management Fees	6,933,075	2,974,955

Total Revenues	14,980,867	7,497,942

Cost of sales	4,586,732	2,698,450

Gross profit	10,394,135	4,799,492
General and administrative	7,543,915	3,468,515
Amortization expense	61,463	—
Depreciation expense	463,190	206,949

Operating income	2,325,567	1,124,028
Interest expense	487,786	358,546
Other income	45,426	173,992

Income before income taxes	1,883,206	939,474
Provision for income taxes	670,300	234,440

Net income	$1,212,906	$705,034

Basic earnings per share	$0.06	$0.07

Basic weighted average shares outstanding	20,772,620	10,591,258

Diluted earnings per share	$0.05	$0.06

Diluted weighted average shares outstanding	23,967,430	12,583,653

See accompanying notes to consolidated financial statements.

SELECT BALANCE SHEET DATA

	December 31, 2003 (Audited)	December 31, 2002 (Audited)
Cash and cash equivalents	$7,923,767	$2,078,684
Current assets	14,062,826	5,437,938
Total assets	43,420,949	13,666,927
Current liabilities	4,854,965	1,562,636
Total liabilities	19,947,013	6,112,936
Stockholders’ equity	$23,473,936	$7,553,991

About PainCare

Founded in Orlando, Florida in 2000, PainCare specializes in the cost-effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation. The Company has established and is aggressively expanding a highly specialized network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. PainCare has built a professional healthcare organization comprised of many internationally renowned pain management physicians, neuro- and orthopedic surgeons, and physiatrists with centers found in Florida, Colorado, North Dakota, Texas, Louisiana, Missouri and Canada.

PainCare also offers turnkey, on-site, rehab and electro diagnostic programs directly to independent physician practices, group practices and medical institutions under a revenue-sharing arrangement. MedX-Direct provides the most advanced testing, strengthening and rehabilitation utilizing state-of-the-art MedX equipment installed on-site at each physician practice. EDX-Direct program physicians are supplied with all equipment, technical training and support necessary to introduce electro diagnostic medicine studies into their respective practice offerings.

To learn more about PainCare, please visit www.paincareinc.com.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management’s ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare’s future results, please refer to PainCare’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent filings filed with the Securities Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT

Stephanie Noiseux, Elite Financial Communications Group

407-585-1080 or via email at steph@efcg.net